Exhibit 5.1

[Asset Acceptance Capital Corp. Letterhead]

May 11, 2012

Asset Acceptance Capital Corp.

28405 Van Dyke Avenue

Warren, Michigan 48093

(586) 939-9600

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel to Asset Acceptance Capital Corp., a Delaware corporation (the “Company”). I have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of the Registration Statement on Form S-8 (the “Registration Statement”) for the registration of up to 3,300,000 shares (the “Shares”) of the Company’s class of common stock, $.01 par value pursuant to the Company’s 2012 Stock Incentive Plan.

I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, documents, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based upon such examination and my participation in the preparation of the Registration Statement, it is my opinion that the Shares when issued in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ EDWIN L. HERBERT

Edwin L. Herbert

Vice President – General Counsel